Calculation of Filing Fee Tables
S-1
BITGO HOLDINGS, INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A common stock, par value $0.0001 per share	457(a)	7,709,243	$ 17.00	$ 131,057,131.00	0.0001381	$ 18,098.99
Fees Previously Paid	2	Equity	Class A common stock, par value $0.0001 per share	457(a)	5,882,352	$ 17.00	$ 100,000,000.00		$ 15,310.00
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 231,057,131.00		$ 33,408.99
			Total Fees Previously Paid:						$ 15,310.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 18,098.99
Offering Note
[1]	1a. Includes up to 1,770,000 additional shares that the underwriters have the option to purchase from the Registrant. 1b. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the "Securities Act").

[2]	See Note 1a. See Note 1b. 2a. The Registrant previously paid a registration fee of $15,310.00 in connection with the initial filing of the Registration Statement on Form S-1 on September 19, 2025. In accordance with the Instruction, the Registrant is permitted to recalculate the total filing fee due for the Registration Statement in its entirety and claim an offset pursuant to Rule 457(b) under the Securities Act in the amount of the filing fee previously paid in connection with the Registration Statement. 2b. This Maximum Aggregate Offering Price was originally registered under Rule 457(o) and is now converted to Rule 457(a).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A